CONSENT AND WAIVER

THIS CONSENT AND WAIVER (the “Consent”), dated as of November 14, 2006, is by and between SILICON VALLEY BANK, a California-chartered bank (“Bank”), and MEDECISION, INC., a Pennsylvania corporation, (the “Borrower”).

RECITALS

A. The Borrower is indebted to Bank pursuant to the terms and conditions of an Amended and Restated Loan and Security Agreement dated September 28, 2006 (as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Loan Agreement”) by and between the Borrower and the Bank, and all additional instruments and documents executed and delivered in connection therewith, as thereafter modified or supplemented (collectively, the “Loan Documents”).

B. Borrower intends to establish MEDecision Investments, Inc., a company incorporated in Delaware (the “Subsidiary Company”) as a wholly-owned subsidiary of Borrower. Upon completion of Borrower’s initial public offering, Borrower intends to transfer the proceeds of such offering to the Subsidiary Company (the “Pending Subsidiary Transaction”), which company will hold and invest such proceeds. The Subsidiary Company will become a co-borrower under the Loan Agreement and the other Loan Documents pursuant to that certain Additional Borrower Joinder Agreement of even date herewith by and among the Borrower, Subsidiary Company and Bank (the “Joinder Agreement”).

C. Prior to completion of Borrower’s initial public offering, Borrower intends to consummate a reverse stock split and to pay cash in lieu of fractional shares in connection therewith (the “Pending Stock Transaction”, and together with the Pending Subsidiary Transaction the “Pending Transactions”).

D. The completion of the Pending Transaction and the creation of the Parent Holding Company would contravene Sections 7.1 and 7.7 of the Loan Agreement and would result in an Event of Default under Section 8.2 of the Loan Agreement.

E. The Loan Documents require Bank’s consent to the Pending Transactions and the creation of the Subsidiary Company and the waiver of the provisions set forth above.

F. The Borrower has requested that Bank provide its consent and waive the provisions set forth above and Bank has so agreed pursuant to this Consent.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Waiver. To the extent Sections 7.1, 7.7 and 8.2 of the Loan Agreement are breached, violated or contravened solely as a result of the consummation of the Pending Transactions and the creation of the Subsidiary Company, Bank hereby waives such breach, violation, and contravention. This Consent and the waiver provided herein are conditioned upon (a) the delivery by the Borrower of, within five (5) business days after the completion of the Pending Subsidiary Transaction, all appropriate executed documents deemed necessary or advisable in the Bank’s reasonable discretion to add Subsidiary Company as a co-borrower under the Loan and to extend Bank’s security interest to the assets of Subsidiary Company, including, but not limited to, U.C.C. Financing Statement and lien searches, and (b) receipt and payment of all of Bank’s fees and expenses, including, but not limited to, Bank’s legal fees and expenses incurred in connection with the Pending Transactions, the creation of the Subsidiary Company and the other matters set forth herein.

2. Full Force and Effect. The Borrower hereby confirms to Bank the enforceability and validity of each of the Loan Documents. Additionally, Borrower hereby issues, remakes, ratifies and confirms the representations, warranties and covenants contained in the Loan Agreement. The Borrower hereby agrees to the execution and delivery of this Consent and the terms and provisions, covenants or agreements contained in this Consent shall not in any manner impair, lessen, modify, waive or otherwise limit the liability and obligations of Borrower under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Consent. Nothing in this Consent shall be deemed to waive any defaults existing under any of the Loan Documents as of the date hereof.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Consent to be duly executed and delivered as of the date first above written.

SILICON VALLEY BANK
By:	/s/ Richard White (SEAL)

Name:	Richard White
Title:	Relationship Manager

MEDECISION, INC.
By:	/s/ Carl E. Smith (SEAL)

Name:	Carl E. Smith
Title:	Chief Financial Officer